AMENDED AND RESTATED MULTIPLE CLASS PLAN
OF
American Century Variable Portfolios, Inc.

WHEREAS, the above-named corporation (the “Issuer”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the common stock of the Issuer is currently allocated to various classes of separate series of shares;

WHEREAS, Rule 18f-3 requires that the Board of Directors of the Issuer (the "Board"), adopt a written plan (a “Multiple Class Plan”) setting forth (1) the specific arrangement for the distribution of securities for each class, (2) the allocation of expenses for each class, and (3) any related conversion features or exchange privileges;

WHEREAS, the Issuer has offered multiple classes of certain series of the Issuer’s shares pursuant to Rule 18f-3 under the 1940 Act since the Board initially adopted the original Multiple Class Plan;

WHEREAS, the Board, including a majority of those Directors who are not “interested persons” as defined in the 1940 Act (“Independent Directors”), has determined that this Amended and Restated Multiple Class Plan (this “Plan”), adopted pursuant to Rule 18f-3 under the 1940 Act, is in the best interests of the shareholders of each class individually and the Issuer as a whole;

WHEREAS, the Issuer has merged the VP Vista Fund into the VP Capital Appreciation Fund;

WHEREAS, the Issuer has added a Class II of shares to VP Balanced Fund; and

WHEREAS, the Issuer desires to amend this Plan to reflect the aforementioned changes and there are no other material changes to this Agreement.

NOW, THEREFORE, the Issuer hereby amends and restates, on behalf of the Funds (as defined in Section 2a below), this Plan, in accordance with Rule 18f-3 under the 1940 Act on the following terms and conditions:

Section 1.    Establishment of Plan

As required by Rule 18f-3 under the 1940 Act, this Plan describes the multiple class system for certain series of shares of the Issuer, including the separate class arrangements for distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes. Upon the initial effective date of this Plan, the Issuer began offering multiple classes of shares of its capital stock, as described herein, pursuant to Rule 18f-3 and this Plan.

Section 2.    Features of the Classes

a.
Division into Classes. Each series of shares of the Issuer identified in SCHEDULE A attached hereto, and each series of shares of any Issuer subsequently added to this Plan (collectively, the “Funds”), may offer one or more classes of shares: Class I shares, Class II shares, Class III shares and Class IV shares. The classes that each Fund is authorized to issue pursuant to this Plan are set forth in SCHEDULE A. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that each class of shares shall: (A) have a different designation; (B) bear any Class Expenses, as defined in Section 3d(3) below; (C) have exclusive voting rights on any matter submitted to shareholders that relates solely to its service arrangement; and (D) have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

b.    Management Fees.

(1)    Class I Unified Fee. For each Fund listed on SCHEDULE A, the Issuer is party to a management agreement (the “Management Agreement”) with American Century Investment Management, Inc., a registered investment adviser (the “Advisor”), for the provision of investment advisory and management services in exchange for a single, unified fee, as set forth in the Management Agreement and as described in the Fund’s current Class I prospectus or prospectus supplement. Shares issued and outstanding prior to May 18, 2001 became Class I shares. The Class I shares are intended to be sold exclusively to insurance companies and qualified retirement plans that do not require payment of a distribution fee out of the Class II or Class IV Plan (defined in Section 2c.(1) and 2c.(2) below).

(2)    Class II Unified Fee. For each Fund listed on SCHEDULE A as being authorized to issue Class II shares, the Management Agreement provides for a single, unified fee, as set forth in the Management Agreement and as described in the Fund’s current Class II prospectus or prospectus supplement. The Class II shares are intended to be sold exclusively to insurance companies and qualified retirement plans that require payment of a distribution fee out of the Class II Plan.

(3)    Class III Unified Fee. For each Fund listed on SCHEDULE A as being authorized to issue Class III shares, the Management Agreement provides for a single, unified fee, as set forth in the Management Agreement and as described in the Fund’s current Class III prospectus or prospectus supplement. The Class III shares are intended to be sold exclusively to insurance companies and qualified retirement plans that do not require payment of a distribution fee out of the Class III Plan but that do require redemption fee.

(4)    Class IV Unified Fee. For each Fund listed on SCHEDULE A as being authorized to issue Class IV shares, the Management Agreement provides for a single, unified fee, as set forth in the Management Agreement and as described in the Fund’s current Class IV prospectus or prospectus supplement. The Class IV shares are intended to be sold exclusively to insurance companies and qualified retirement plans that require payment of a distribution fee out of the Class IV Plan and also require a redemption fee.

c.    Distribution Services.

(1)    Class II Distribution Plan. The Class II shares of each Fund are offered subject to a Class II Master Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the “Class II Plan”) adopted by the Issuer on May 18, 2001. Class II shares of each Fund shall pay Advisor, as paying agent for the Fund, for the distribution expenses incurred in connection with providing such services for shares of the Fund, as provided in the Class II Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

Under the Class II Plan, “distribution expenses” include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Class II shares pursuant to selling agreements; (B) compensation to employees of Distributor who engage in or support distribution of the Fund’s Class II shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; and (M) such other distribution and services activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

(2)    Class IV Distribution Plan. The Class IV shares of each Fund are offered subject to a Class IV Master Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (the “Class IV Plan”) adopted by the Issuer on April 5, 2004. Class IV shares of each Fund shall pay ACIM, as paying agent for the Funds, for the distribution expenses incurred in connection with providing such services for shares of the Funds, as provided in the Class IV Plan, at an aggregate annual rate of .25% of the average daily net assets of such class.

Under the Class IV Plan, “distribution expenses” include, but are not limited to, expenses incurred in connection with (A) payment of sales commission, ongoing commissions and other payments to brokers, dealers, financial institutions or others who sell Class IV shares pursuant to selling agreements; (B) compensation to employees of Distributor who engage in or support distribution of the Fund’s Class IV shares; (C) compensation to, and expenses (including overhead and telephone expenses) of, Distributor; (D) the printing of prospectuses, statements of additional information and reports for other than existing shareholders; (E) the preparation, printing and distribution of sales literature and advertising materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and answering correspondence from prospective shareholders, including distributing prospectuses, statements of additional information, and shareholder reports; (G) the providing of facilities to answer questions from prospective investors about Fund shares; (H) complying with federal and state securities laws pertaining to the sale of Fund shares; (I) assisting investors in completing application forms and selecting dividend and other account options; (J) the providing of other reasonable assistance in connection with the distribution of Fund shares; (K) the organizing and conducting of sales seminars and payments in the form of transactional compensation or promotional incentives; (L) profit on the foregoing; and (M) such other distribution and services activities as the Issuer determines may be paid for by the Issuer pursuant to the terms of this Agreement and in accordance with Rule 12b-1 of the 1940 Act.

Section 3.    Allocation of Income and Expenses

a.
Daily Dividend Funds. Funds that declare distributions of net investment income daily to maintain the same net asset value per share in each class (“Daily Dividend Funds”) will allocate gross income and expenses (other than Class Expenses, as defined below) to each class on the basis of “relative net assets (settled shares)”. Realized and unrealized capital gains and losses will be allocated to each class on the basis of relative net assets. “Relative net assets (settled shares),” for this purpose, are net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable, in relation to the net assets of the particular Daily Dividend Fund. Expenses to be so allocated include Issuer Expenses and Fund Expenses, each as defined below.

b.
Non-Daily Dividend Funds. The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses) of each Fund, other than the Daily Dividend Funds, shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Expenses to be so allocated also include Issuer Expenses and Fund Expenses.

c.
Apportionment of Certain Expenses. Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Issuer Expenses and Fund Expenses will be allocated among the classes of shares pro rata based on their relative net asset values in relation to the net asset value of all outstanding shares in the Fund. Approved Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Advisor.

d.    Definitions.

(1)    Issuer Expenses. “Issuer Expenses” include expenses of the Issuer that are not attributable to a particular Fund or class of a Fund. Issuer Expenses include fees and expenses of those Independent Directors, including counsel fees for the Independent Directors, and certain extraordinary expenses of the Issuer that are not attributable to a particular Fund or class of a Fund.

(2)    Fund Expenses. “Fund Expenses” include expenses of an Issuer that are attributable to a particular fund but are not attributable to a particular class of the Fund. Fund Expenses include (i) interest expenses, (ii) taxes, (iii) brokerage expenses, and (iv) certain extraordinary expenses of a Fund that are not attributable to a particular class of a Fund.

(3)    Class Expenses. “Class Expenses” are expenses that are attributable to a particular class of a Fund and shall be limited to: (i) applicable unified fee; (ii) payments made pursuant to the Class II Plan; (iii) payments made pursuant to the Class IV Plan; and (iv) certain extraordinary expenses of an Issuer or Fund that are attributable to a particular class of a Fund.

(4)    Extraordinary Expenses. “Extraordinary expenses” shall be allocated as an Issuer Expense, a Fund Expense or a Class Expense in such manner and utilizing such methodology as the Advisor shall reasonably determine, which determination shall be subject to ratification or approval of the Board and shall be consistent with applicable legal principles and requirements under the 1940 Act and the Internal Revenue Code, as amended. The Advisor shall report to the Board quarterly regarding those extraordinary expenses that have been allocated as Class Expenses. Any such allocations shall be reviewed by, and subject to the approval of, the Board.

Section 4.    Exchange Privileges

Subject to the restrictions and conditions set forth in the Funds’ prospectuses and the prospectuses of the insurance products through which the Funds may be purchased, shareholders may (i) exchange shares of one class of a Fund for shares of the same class of another Fund, (ii) exchange Class I or Class III shares for Class I or Class III shares of any other Fund within the American Century family of Funds that offers such classes, and (iii) exchange Class II and Class IV shares for shares of any Fund within the American Century family of Funds that offers such classes, provided that such Funds are eligible options within the shareholder’s insurance product and the exchange is permissible under the terms of such insurance product.

Section 5.    Conversion Features

Conversions from one class of a Fund’s shares automatically into another class of shares are not permitted; provided, however, that if a particular class of shares ceases to exist, upon prior notice to such class’s shareholder, those shares will be converted to shares of the same Fund but of another class in which such shareholder is eligible to invest, subject to the requirements of Rule 18f-3(e).

Section 6.    Quarterly and Annual Reports

The Board shall receive quarterly and annual reports concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the reports, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board of Directors to justify any fee attributable to that class. The reports, including the allocations upon which they are based, shall be subject to the review and approval of the Independent Directors who have no direct or indirect financial interest in the operation of this Plan in the exercise of their fiduciary duties.

Section 7.    Waiver or Reimbursement of Expenses

Expenses may be waived or reimbursed by any adviser to the Issuer, by the Issuer’s underwriter or by any other provider of services to the Issuer without the prior approval of the Board, provided that the fee is waived or reimbursed to all shares of a particular Fund in proportion to their relative average daily net asset values.

Section 8.    Effectiveness of Plan

Upon receipt of approval by votes of a majority of both (a) the Board and (b) the Independent Directors, this Plan which was originally effective May 18, 2001, shall be amended and restated effective as of May 1, 2016.

Section 9.    Material Modifications

This Plan may not be amended to modify materially its terms unless such amendment is approved by a majority of both (a) the Board and (b) the Independent Directors; provided; however; that a new Fund may be added, or an existing Fund deleted, by the Issuer upon approval by the Board by executing an amendment with a revised Schedule A to this Plan.

IN WITNESS WHEREOF, the Issuer has amended and restated this Multiple Class Plan effective as of May 1, 2016.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

By:     /s/ Charles A. Etherington

Charles A. Etherington
Senior Vice President

SCHEDULE A

Funds Covered by this Multiclass Plan

Fund	Class I	Class II	Class III	Class IV
➢ VP International Fund ➢ VP Value Fund ➢ VP Ultra Fund ➢ VP Income & Growth Fund ➢ VP Balanced Fund ➢ VP Capital Appreciation Fund ➢ VP Large Company Value Fund ➢ VP Mid Cap Value Fund ➢ VP Growth Fund	YES YES YES YES YES YES YES YES YES	YES YES YES YES YES YES YES YES YES	YES YES YES YES NO NO NO NO NO	YES NO NO NO NO NO NO NO NO

A-1